Exhibit 26(n)(i)

Consent of Sutherland Asbill & Brennan LLP

S.A.B. Letterhead

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April 17, 2006

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Board of Directors

Transamerica Life Insurance Company

Separate Account VUL-A

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499

RE:	Separate Account VUL-A
Legacy Builder Plus and Inheritance Builder Plus
File No. 333-86231/811-9115

To The Board of Directors:

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We hereby consent to the use of our name under the caption “Legal Matters” in the Statements of Additional Information for the Legacy Builder Plus and the Inheritance Builder Plus contained in Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 (File No. 333-86231/811-9115) of the Separate Account VUL-A filed by Transamerica Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

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Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik